EXHIBIT 32.1

In connection with the Quarterly Report of Creative Learning Corporation (the “Company”) on Form 10-Q for the period ending June 30, 2021 as filed with the Securities and Exchange Commission (the “Report”), Mike Elkin, the Chief Accounting Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects the financial condition and results of operation of the Company.

August 16, 2021	By:	/s/ Mike Elkin
Mike Elkin
Chief Accounting Officer (Principal Financial Officer)